SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 6, 2003

                         TRADEQUEST INTERNATIONAL, INC.
                          (formerly Ethika Corporation)
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Mississippi                        64-0440887
       ------------------------------------------------------------
       (State or other jurisdiction              (I.R.S. Employer
     of incorporation or organization)           Identification No.)

                 4938 Hidden Cove Drive, Taylorsville Utah 84124
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               (Address of principal executive offices)(Zip Code)

                                 (801) 560 3817
                                -----------------
              (Registrant's telephone number, including area code)


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Item 1.  Change in Control

On September 19, 2002, the Registrant entered into a settlement agreement with Randall K. Read, Dean Casutt, Dennis Neilsen and Dennis Brovarone. The settlement agreement provided for the following:

     Dismissal of a legal action by Mr. Read against, the Registrant, Mr. Casutt, Mr. Neilsen and Mr. Brovarone;

     The rescission of the April 2001 reorganization agreement between the Registrant and Tradequest International, Inc., a Utah corporation;

     The resignation of Mr. Casutt, Catherine Casutt and Larry Casutt from the Registrant's board of directors;

     The appointment of Mr. Read, Karleen Read and Ashley Jorgensen to the Registrant's board of Directors;

     The cancellation of 4,486,425 shares of common stock issued to Dean Casutt, Larry Casutt and Choice Holdiings Inc.; and

     The issuance of 2,335,000 shares to Randall K. Read.



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The directors and executive officers of the Registrant following the Change in
Control are as follows:

                                                            Director
           Name                     Position         Age    Since

         Randall K. Read            Director         49     Sept. 2002
         Karleen Read               Director         46     Sept. 2002
         Ashley R. Jorgensen        Director         25     Sept. 2002
         Peter Johnson              CEO/CFO          34     Dec.  2002


Each director holds office until the next annual meeting of shareholders or until a successor shall be duly elected and qualified. The Registrant's officer serves at the pleasure of the Board of Directors.

Business Experience

The principal occupations and business experience for the last five years or more of the directors and executive officer of the Registrant are as follows:

Randall K. Read

Mr Read has served as President/CEO of e.n.u.f. internationale since 1987 to current. E.n.u.f. is an apparel company. He has managed over 200 employees at the peak of the company. He was also the President of IDF. It was a commercial dye plant. He managed and directed its growth form 1989 to 1997 at which time the company was sold. He grew e.n.u.f. to over a 50 million dollar company. It currently does between 5-10 million a year. Prior to starting e.n.u.f, he was one of the co-founders of B.U.M. equipment from 1986-1987. Mr. Read is currently serving as Manager of the READ Group. It is an LLC that hold most of the trademark names that Mr. Read currently maintains. He is also a Manager of e.n.u.f. design group that is an apparel consulting firm. He has recently consulted one of the Harley Davidson licensees. He currently consults a start up company name Hugger/USA. They are an apparel company also. His background is start up company's and marketing to retail. He also serves in many capacities in his church and community. Mr. Read has been married for 26 years, has 4 children and 2 grandchildren.



Karleen Read

Karleen Read was involved in the start up of e.n.u.f. internationale. She served from 1987-1992 as Secretary of the corportation. In 1992 should retired from the company. She has been employed for Nordstrom since 1997 to present. She is a sales associate.

Ashley R. Jorgensen

Ashley Jorgensen is attends SLCC. She has completed 2 years of schooling and has been accepted to attend the dental hygienist program. She currently over sees publication for AAPC. She does most of the desktop publication and graphics for this national company. She has been employed from 1996 to current. She has directed several seminars and training for AAPC.

She is also mother of 2 and has been married for 5 years.

Peter W. Johnson 6/98-11/99
Johnson Capital Consulting, Inc. 6/98-11/99
Mr. Johnson was managing Director & CEO. Responsibilities included start-up company funding and management assembly.


Utah Capital Ventures, Inc. 11/99-6/03
Mr Johnson is currently the CEO of Utah Capital Ventures, Inc.
based in Salt Lake City, Utah. Responsibilities include Start-Up company consulting.




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Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Registrant's common stock as of June 6, 2003 of persons known by the Registrant to be holders of 5% or more of the outstanding common stock. There are 5,412,500 shares outstanding as of June 6, 2003.

Name and Address           Shares
Of Beneficial Owner        Beneficially Owned    Percent of Class


Randy Read                         3,100,000              57%
6141 South, 2300 East
Salt Lake City, UT 84121

Lighthouse, Inc. (1)                 600,000              11%
1350 E. Draper Parkway
Draper, UT 84020

(1) Lighthouse, Inc., is a corporation of which Mr. Culley Davis is the principal shareholder


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Security Ownership of Management

The following table sets forth information as to the beneficial ownership of the Registrant's common stock as of June 6, 2003 by each Director and Executive Officer and by all Directors and Executive Officers as a group.

       Name of                                Shares                    Percent
       Beneficial Owner                       Beneficially Owned        of Class

       Randall K. Read, CEO                   3,100,000                      57%
       Karleen Read, Director                         0                       0%
       Ashley R. Jorgensen, Director                  0                       0%
       Peter Johnson,  President/ CFO            25,000                       0%
       Directors, nominees, and
        Executive  Officers  as a group       3,125,000                      57%
       (4 persons)


Item 7. Financial Statements and Exhibits.


(c)      Exhibits

         99.1 Settlement Agreement dated September 19, 2002


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRADEQUEST INTERNATIONAL, INC.

Dated: June 6, 2003



/s/ PETER JOHNSON
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Peter Johnson, Chief Executive Officer